UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2012

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05: Costs Associated with Exit or Disposal Activities

On November 1, 2012, the Board of Directors of Sycamore Networks, Inc. (“Sycamore”) approved a plan to halt further development and marketing of its IQstream mobile broadband optimization products (the “IQstream Business”), including the termination of all trials with prospective customers. In accordance with that plan, Sycamore intends to take further cost reduction actions associated with the IQstream Business. These actions are in addition to the workforce reductions and cost containment measures set forth in the Current Report on Form 8-K filed by Sycamore on October 23, 2012. Sycamore expects to incur cash-based charges of approximately $.7 million to $.9 million related to additional IQstream workforce reductions. Sycamore will continue to pursue strategic alternatives for the IQstream Business, including the possible sale of the assets and technology of the IQstream Business, and is retaining a limited number of employees to maintain the IQstream technology and assist Sycamore in its strategic efforts.

Additional Information about the Transactions and Where to Find It

Sycamore intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials with respect to a special meeting to be held in connection with the previously announced proposed sale of the Intelligent Bandwidth Management Business and liquidation and dissolution of Sycamore. The proxy statement will be mailed to the stockholders of Sycamore. Investors and security holders of Sycamore are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Sycamore, Marlin Equity Partners L.P. and the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by Sycamore with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Sycamore by contacting Sycamore Investor Relations, Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number 978-250-3460. Investors and security holders of Sycamore are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation

Sycamore and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Sycamore’s stockholders in connection with the proposed asset sale and dissolution. Information about the directors and executive officers, including their interests in the transactions, will be included in Sycamore’s proxy statement relating to the proposed transactions when it becomes available.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties concerning the proposed transactions. Actual events or results may differ materially from those described in this Current Report on Form 8-K due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the amount of the cash-based charges that Sycamore may incur in connection with the additional IQstream workforce reductions, Sycamore’s ability to successfully identify and execute on strategic alternatives for the IQstream Business and the amount of consideration that Sycamore may receive in connection with any disposition of the assets and technology of the IQstream Business. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations in Sycamore’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the other reports filed by Sycamore from time to time with the SEC. Sycamore disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 8.01: Other Events

Reference is made to the matters discussed in Item 2.05 above, which are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration, and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: November 2, 2012